Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Hill International, Inc. and Subsidiaries on Forms S-3 (No. 333-114816, No. 333-148156, No. 333-162298, No. 333-175822 and No. 333-198190), Forms S-4 (No. 333-175823 and No. 333-198191) and Forms S-8 (No. 333-137512, No. 333-141814, No. 333-155332, No. 333-182282, No. 333-189547 and No. 333-196834) of our reports listed below:

•      Our report dated March 13, 2015, except for the effects of the restatement discussed in Note 1 and Notes 5, 9, 14, 18 and 19 to the consolidated financial statements, as to which the date is November 10, 2015, on our audits of the consolidated financial statements and financial statement schedule as of December 31, 2014, 2013 and 2012 and for each of the years in the three-year period ended December 31, 2014.

•      Our report dated March 13, 2015, except for the restatement of the effectiveness of internal control over financial reporting for the material weaknesses, which is as of November 10, 2015, on our audit on the effectiveness of Hill International, Inc.’s internal control over financial reporting as of December 31, 2014.

•      Our report dated March 14, 2014, except for the restatement of the effectiveness of internal control over financial reporting for the material weakness, which is as of November 10, 2015, on our audit on the effectiveness of Hill International, Inc.’s internal control over financial reporting as of December 31, 2013.

•      Our report dated March 18, 2013, except for the restatement of the effectiveness of internal control over financial reporting for the material weakness, which is as of November 10, 2015, on our audit on the effectiveness of Hill International, Inc.’s internal control over financial reporting as of December 31, 2012.

These reports are included in this Amendment No. 1 on Form 10-K/A and our reports include an explanatory paragraph about the restatement discussed in Note 1 to the consolidated financial statements.

/s/ EisnerAmper LLP

Iselin, New Jersey

November 10, 2015